UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

Perspective Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33407	41-1458152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CATX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on May 31, 2024, Perspective Therapeutics, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Company’s Third Amended and Restated 2020 Equity Incentive Plan (the “Amended and Restated Plan”) which, among other things, (a) increased the aggregate number of shares of common stock authorized for issuance under the Amended and Restated Plan by 48,700,923 for a total of 125,000,000 shares of common stock, and (b) adjusted the “evergreen” provision, such that the number of shares of common stock available for the grant of awards under the Amended and Restated Plan will automatically increase on January 1 of each year in an amount equal to five percent (5%) of the number of shares of common stock issued and outstanding on December 31 of the immediately preceding year (subject to adjustment in the event of stock splits and other similar events); provided, however, that the Company’s Board of Directors (the “Board”) may act prior to January 1 of a given year to provide that there will be no increase in the share limit for such year or provide that the increase for such year will be a lesser number of shares of common stock.

A summary of the Amended and Restated Plan is set forth in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 18, 2024. The summary and the above description of the Amended and Restated Plan do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 31, 2024, the Company held the Annual Meeting. Of the 586,915,977 shares of common stock outstanding and entitled to vote at the Annual Meeting, 363,330,450 shares (or 61.9%) were represented, either in person or by proxy, constituting a quorum. The following is a summary of the matters voted on at the Annual Meeting and the final voting results.

Proposal One – The Election Proposal. The stockholders of the Company elected Lori A. Woods, Heidi Henson, Frank Morich, M.D., Ph.D., Johan (Thijs) Spoor and Robert Froman Williamson, III to the Board to hold office until the Company’s 2025 Annual Meeting of Stockholders and until his or her successor has been elected and qualified. The votes were cast as follows:

	For	Withheld	Broker Non-Votes
Lori A. Woods	187,149,965	100,985,018	75,195,467
Heidi Henson	280,096,242	8,038,741	75,195,467
Frank Morich, M.D., Ph.D.	244,896,693	43,238,290	75,195,467
Johan (Thijs) Spoor	285,624,604	2,510,379	75,195,467
Robert Froman Williamson, III	267,300,458	20,834,525	75,195,467

Proposal Two – The Reverse Stock Split Proposal. The stockholders of the Company approved the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock at a ratio of 1:10 (the “Reverse Stock Split”), with the Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
255,843,194	106,316,349	1,170,907	-

Proposal Three – The Auditor Ratification Proposal. The stockholders of the Company ratified the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
362,026,430	672,194	631,826	-

Proposal Four – The Equity Incentive Plan Proposal. The stockholders of the Company approved the Amended and Restated Plan. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
169,074,822	118,222,527	837,634	75,195,467

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Perspective Therapeutics, Inc. Third Amended and Restated 2020 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSPECTIVE THERAPEUTICS, INC.

Date:	May 31, 2024	By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor Chief Executive Officer